Exhibit 10.2
Morgan Stanley
ELECTRONIC TRANSACTIONS AGREEMENT
     This ELECTRONIC TRANSACTIONS AGREEMENT (this “Agreement”) sets forth the terms and conditions under which the undersigned entity, Morgan Stanley & Co. Incorporated and/or one or more of its affiliates (collectively, all such parties, “Morgan Stanley”), agrees to provide You (as defined below) with the use of one or more systems for the purpose of electronically transmitting trading instructions to it, including certain electronic services that may enable You to route orders and otherwise engage in electronic transactions (“Transactions”), receive investment research, portfolio information, and any software related thereto (collectively, the “Services”) either directly or through third parties (“Vendors”).
     1. Parties. As used herein, the term “You” and “Your” shall mean you, individually, and each other party on whose behalf you may use the Services at any time. All references to “We”, “Us” or “Our” shall refer to Morgan Stanley & Co. Incorporated (“MS&Co.”) or the affiliated entity signing below. MS&Co. is a U.S. registered broker-dealer and futures commission merchant. The Services are provided by MS&Co. or an affiliate of MS&Co. located or authorized to do business in the country (including state, province or other jurisdiction) where Morgan Stanley deems the Services to be accessed by You. Services are not intended to be provided to and may not be used by any party in any jurisdiction where the provision or use thereof would be contrary to applicable law, rules or regulations (“Applicable Law”).
     2. Binding Terms. (a) You agree to be bound by any rules, conventions, regulations, user agreements, user guides or instructions related to the Services or of any regulatory authorities, exchanges or trading systems through which Your trades are executed, as well as any terms of use, including disclosures and disclaimers that are displayed by the Services or which You may click through (the “Rules”), all of which shall be in addition to, and not in lieu of, Your obligations under this Agreement; and (b) You shall continue to be bound by any account agreement or other documentation between You and Us governing the provision to You of products and services other than the Services (each, an “Account Agreement”), and nothing herein shall be deemed to supersede or modify any such Account Agreement.
     3. Security. You may be provided with user identifications, passwords, authentication codes or other security devices or procedures (collectively, “Passwords”) for access to the Services. You may not share Your Passwords with any third party without Our and/or the Vendors’ written approval, as applicable. Upon request, You shall provide Us with a list of persons authorized to use Your Passwords, and You shall promptly advise Us of any changes in such authorized persons. You agree not to alter, delete, disable or otherwise circumvent any Password or permit or assist any other party to do so in a manner not authorized by Us and/or the Vendors, as applicable. We and/or the Vendors reserve the right to suspend Your access to the Services and change (or require You to change) Your Passwords at any time. You are responsible for any transmissions, instructions, information, processes, click stream data or other communications (“Communications”) attributable to Your Passwords, whether entered by Your authorized personnel or by any other person, and any agreement or consent communicated from such access shall be deemed to be a duly signed writing of Yours sufficient to bind You. You shall notify Us immediately upon learning or suspecting that any unauthorized party has obtained any Password used in connection with any Service. You shall maintain adequate internal procedures and controls over Your use of the Services.
     4. Placement of Orders; Objections.
     (a) We or one of Our affiliates shall process requests to execute Transactions We receive through the Services (the “Orders”), and shall only be deemed to have received an Order if such Order has been received and processed, even if You have not received an acknowledgment of the Order. We will use reasonable efforts to execute Orders on the terms received. The applicable Service may provide You with a notice (each a “Notice of Execution”), which may be in addition to any confirmation or other notice required under Applicable Law, for each Order executed through the Services.
     (b) You agree that We have no obligation to enter into any Transaction with You or to provide a quote with respect to any Transaction with You. Unless a quotation is specifically identified as actionable, it is indicative and for informational purposes only. We may cancel or reject an Order in whole or in part at any time and for any reason in Our sole discretion.
     (c) You shall be responsible for all executions (partial or otherwise) of Orders identified by the Services as sent by You, even if You did not receive a Notice of Execution. Execution terms as reflected in any Notice of Execution are subject to adjustment by Us for errors, whether on Our part, the part of Our agent, any Vendor, the Services or any market to which Your Order was routed.
     (d) You shall not be responsible for executions completed after Your Order has been cancelled in the applicable market and for which an acknowledgment was sent to that effect. An Order shall not be deemed to have been cancelled if We receive executions of Your Order from such market prior to or subsequent to Our receipt of confirmation from such market that the Order was cancelled. System response times may vary due to market conditions, system performance, Internet traffic or other factors. During times of heavy trading volume, Orders or cancellation requests received through the Services may take longer to execute or cancel, and Orders that are executed may be at prices that diverge significantly from the market price quoted or displayed at the time the Order was entered. In the event of system delay or failure, or otherwise in relation to any concerns You may have about Your Transactions, You are responsible for contacting Us by alternative means, such as telephone.
     (e) Unless otherwise provided for in any applicable Account Agreement or Rules, if You have any objections to any report of the execution of Your Orders and/or any statement of Your account(s), You must raise them with Us within three business days of the date on which Your report or statement was sent.
     (f) You are solely responsible for Your compliance with the Rules and Applicable Law, including suitability requirements, the preparation and/or filing of any of Your reports to any relevant exchange and/or any other regulatory authority or the maintenance of records required to be maintained by You. You further agree and acknowledge that, to the extent that You require training in the rules relating to the entry and trading of orders and other applicable requirements of any relevant exchange, You have communicated that requirement to Us and We have agreed to provide such training to You; provided that if, under the rules of any relevant exchange, We are required to ensure that revisions and updates to the rules relating to the entry and trading of orders on such exchange are promptly communicated to You, we hereby agree to provide You notice of such revisions and updates by email to an email address that You agree to provide to us for such purpose.
     (g) We or, where applicable, the Vendor may impose and/or change limits on the amount, size and type of trades and securities, commodities, futures, currencies, derivatives thereon or any other instruments You may trade through the Services and modify any aspect of or limit or terminate use of the Services.
     (h) You shall cooperate fully with Morgan Stanley in any inquiries made by any of Our third party market data suppliers, any relevant exchange, any Vendor or any other regulatory authority in relation to the provision of the Services.
     (i) Unless You specifically instruct Us to route Your Orders directly to one or more specified markets, We may, in Our discretion, select any market, including one or more internal matchings systems or third party trading systems.
     5. Usage and Proprietary Rights. Morgan Stanley grants You, for the term of this Agreement, a personal, limited, non-exclusive, revocable, non-transferable and non-sublicenseable license to use the Services subject to the terms hereof, and the following: You have no ownership rights in the Services, which are owned by Morgan Stanley, the Vendors or their respective licensors, and are protected under copyright, trademark and other intellectual property laws and other Applicable Law. You receive no copyright or any other intellectual property right in or to the Services, except as provided above. You may use the Services only for Your internal business purposes. You agree that Morgan Stanley may provide certain portions of the Services under license from third parties, and You agree to comply with any additional restrictions on Your usage that Morgan Stanley may communicate to You from time to time, or that are otherwise the subject of an agreement between You and such licensors. You agree that Morgan Stanley may monitor Your use of the Services. Each party will treat the existence and terms of this Agreement as confidential, and You further agree that any information relating to the content or operation of the Services is confidential and proprietary to Us, and that You will refrain from disclosing such information to any third party.
     6. Change to Terms and Conditions. Upon notice to You, We may add, delete or otherwise modify any portion of this Agreement in whole or in part at any time, including without limitation to impose charges for use of the Services or any portion thereof. Your continued use of the Services 10 days after receipt of such notice shall represent Your acceptance of such terms.
     7. Use of the Internet. You agree that the Internet is not a secure network and that any Communications transmitted over the Internet may be intercepted or accessed by unauthorized or unintended parties, may not arrive at the intended destination or may not arrive in the form transmitted. You agree that neither Morgan Stanley nor the relevant Vendor take any responsibility for any Communications transmitted over the Internet and that there can be no assurance that such Communications shall remain confidential or intact. Any Communications transmitted to or from You through the Services shall be at Your sole risk. If You access or view the Services by means or in formats other than as originally intended or provided by Us, You remain responsible for reviewing all pertinent portions of the Services, including any relevant disclosures and disclaimers.
     8. E-mail, Chat and Instant Messaging. E-mail, chat and instant messaging features may be provided to You as a convenience to enhance Your Communications with Us. Unless otherwise agreed to by Us, You shall not use these features to request, authorize or effect any Transaction, to send fund transfer instructions or account information, or for any other Communication that requires non-electronic written authorization. Morgan Stanley shall not be responsible for any loss or damage that results if any request for those purposes is not accepted or processed. You agree that You shall use these features in compliance with the Rules and Applicable Law, and You shall not use them to transmit inappropriate information, including information that may be deemed obscene, libelous, harassing, fraudulent or slanderous.
     9. Representations and Warranties. Each time You use the Services and with respect to each Transaction, You hereby represent and warrant that:
     (a) You have the power and authority (including under any applicable investment restrictions or guidelines and on behalf of any party for whom You are using the Services) to enter into and perform Your obligations under this Agreement, and this Agreement is Your legal, valid, binding and enforceable obligation.
     (b) Any Orders submitted by You are and shall comply with this Agreement, any applicable Account Agreement, Applicable Law and the Rules.
     (c) All securities, commodities, futures, currencies, derivatives thereon and any other instruments that You offer and sell using the Services shall be free and clear of any liens, mortgages, encumbrances or restrictions of any kind (including legends or restrictions on transfer), both when they are offered or sold and upon their delivery at settlement.
     (d) You are not and shall not be, at any time when You offer, buy or sell any security using the Services, an “affiliate” of the issuer thereof or, in the case of convertible or exchangeable securities, the issuer of the underlying security.
     (e) Each representation and warranty made by You under any Rules shall be deemed to have been made for the benefit of Morgan Stanley.
     (f) You shall not introduce, nor permit any person to introduce into the Services, any code, malicious or hidden mechanisms that would impair the operation of the Services or of Morgan Stanley’s computers or other devices or software, or would permit other users access to the Services, nor shall You use the Services to gain any unauthorized access to any computer system.
     10. DISCLAIMER OF WARRANTIES. THE SERVICES ARE PROVIDED “AS IS”, AND NONE OF MORGAN STANLEY, THE VENDORS, OR ANY THIRD PARTY THAT CONTRIBUTES IN ANY MANNER TO THE SERVICES MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, INCLUDING WARRANTIES (I) WITH RESPECT TO THE ACCURACY, COMPLETENESS OR TIMELINESS OF THE SERVICES; OR (II) THAT THE SERVICES SHALL BE UNINTERRUPTED OR ERROR FREE. FURTHER, MORGAN STANLEY, THE VENDORS AND ANY THIRD PARTY THAT CONTRIBUTES IN ANY MANNER TO THE SERVICES DISCLAIM ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE SERVICES. ANY HYPERLINK TO ANOTHER SITE IS NOT AND DOES NOT IMPLY AN ENDORSEMENT, INVESTIGATION, VERIFICATION OR MONITORING BY MORGAN STANLEY OF ANY INFORMATION ON THAT SITE.

     11. LIMITATION OF LIABILITY. TO THE FULLEST EXTENT PERMITTED BY LAW, IN NO EVENT SHALL MORGAN STANLEY, THE VENDORS, CONTRACTORS OR TECHNOLOGY OR CONTENT PROVIDERS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, OWNERS, AGENTS AND EMPLOYEES (THE “MORGAN STANLEY PARTIES”) HAVE ANY LIABILITY TO YOU OR ANY OTHER PERSON FOR ANY COSTS, LIABILITIES OR DAMAGES OF ANY KIND, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL OR PUNITIVE (TOGETHER, “COSTS”), ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR THE PERFORMANCE OR BREACH OF THIS AGREEMENT, OR YOUR OR ANY OTHER PERSON’S USE OF, OR INABILITY TO USE, THE SERVICES. THESE LIMITATIONS SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER BASED ON STATUTE OR ARISING IN CONTRACT, INDEMNITY, WARRANTY, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE), AND REGARDLESS OF WHETHER ANY MORGAN STANLEY PARTY KNOWS OR HAS REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT AND WITHOUT LIMITING THE FOREGOING, THE MAXIMUM AGGREGATE LIABILITY OF THE MORGAN STANLEY PARTIES UNDER THIS AGREEMENT AND WITH RESPECT TO THE SERVICES SHALL NOT EXCEED THE AMOUNT EARNED (INCLUDING ANY MARK-UP), IF ANY, BY MORGAN STANLEY FROM YOU IN CONNECTION WITH THE SPECIFIC EVENT GIVING RISE TO YOUR LOSS OR DAMAGES, UNLESS CAUSED DIRECTLY BY THE MORGAN STANLEY PARTIES’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THIS LIMITATION OF LIABILITY IS IN ADDITION TO ANY OTHER LIMITATION PROVIDED IN ANY APPLICABLE ACCOUNT AGREEMENT OR RULES.
     12. Your Indemnification Obligations. You agree to indemnify, defend and hold the Morgan Stanley Parties harmless from and against any and all losses, liabilities, judgments, arbitration awards, settlements, expenses, damages and costs, including attorneys’ fees and disbursements, as incurred by any of them arising in any manner out of or relating to Your use of, or inability to use, the Services or any breach or alleged breach by You of this Agreement. You shall cooperate with Morgan Stanley as fully as reasonably required in the defense of any third party claim subject to these indemnity provisions. Morgan Stanley reserves the right to assume the exclusive defense and control of any matter otherwise subject to indemnification by You. You shall not in any event settle any matter without the prior written consent of Morgan Stanley. This indemnity is in addition to any other indemnity provided in any applicable Account Agreement or Rules.
     13. Governing Law; Injunctive Relief. To the maximum extent permitted by Applicable Law, (a) this Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts signed and performed within the State; and (b) the exclusive jurisdiction for any action or proceeding arising out of or related to this Agreement shall be a state or federal court located in the County and State of New York. You hereby irrevocably waive any right You may have under any Rules or Applicable Law to a jury trial. You acknowledge that any breach or threatened breach by You of any provision of this Agreement may cause Morgan Stanley or the Vendors irreparable injury and damage and, therefore, that any such breach or threatened breach may be enjoined through injunctive proceedings in addition to any other rights and remedies that may be available to Morgan Stanley or the Vendors at law or in equity.
     14. Notice. Any notices or other communications required or permitted to be given or delivered under this Agreement by Us to You shall be provided through the Services, by e-mail, by facsimile (with confirmation of receipt) or in writing to the address provided by You, which You are solely responsible for updating as necessary. Any notices or other communications under this Agreement by You to Us shall be provided in writing to Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020, Attention: General Counsel — Technology, with a copy to the address set forth on the signature page hereto or as otherwise specified in writing, and, if the name of an affiliated entity appears on the signature line below, to that entity at the address provided below as well. Notices transmitted electronically (e-mail or fax or phone) shall be effective upon transmission, provided that such notice is properly addressed; all other notices shall be effective upon receipt.
     15. Assignment; Waiver. You may not assign, sublicense, delegate, subcontract or otherwise transfer Your rights, duties and obligations under this Agreement to a third party without Our express written consent. Any instrument purporting to make an assignment or other transfer in violation of this provision shall be null and void. Any forbearance or delay on the part of either party hereto in enforcing any provision of this Agreement or any of its rights hereunder shall not be construed as a waiver of such provision or of a right to enforce same for such occurrence or any future occurrence.
     16. Termination. We may terminate or suspend this Agreement with respect to any Service immediately, with or without cause, upon notice to You. You may terminate this Agreement, with or without cause, upon at least one day’s written notice in non-electronic form to Us. Notwithstanding any such termination, this Agreement shall remain in effect in respect of any other Service to which You continue to have access. This Agreement shall remain in effect with respect to any Orders placed or Transactions initiated prior to effectiveness of any termination, and neither party shall be relieved of any payment or other obligation that accrued prior to termination. Sections 2, 4, 5 and 9-17 shall survive the termination of this Agreement.
     17. Miscellaneous. This Agreement, together with any and all annexes to this Agreement and any applicable Account Agreements, constitutes the entire agreement between You and Us with respect to the Services. Solely in connection with a Transaction, in the event of any conflict between this Agreement and any Account Agreement, the terms of this Agreement shall prevail. Any cause of action with respect to the Services must be commenced within one year after the claim or cause of action arises. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of this Agreement, and the remainder of this Agreement shall continue in full force and effect. The rights and remedies of the parties hereunder are cumulative and are in addition to, and not in lieu of, all rights and remedies available at law and in equity.
     18. Foreign Exchange Trading.. To the extent that You use the Services for the purposes of FX Trading, the following shall apply:
A. Services. The Services contemplated by this Section 18 include (i) services currently known as FX Trading and the foreign exchange functionality provided on Passport (formerly TradeXL) both accessible through Morgan Stanley’s Client Link (“Morgan Stanley Client Link”) and (ii) any other foreign exchange service as may be offered to You by Us directly or through third parties, each of which shall be deemed a Vendor for purposes of the Agreement.
(a) Morgan Stanley Client Link. In connection with Your use of Morgan Stanley Client Link, Section 4, entitled “Placement of Orders; Objections”, and Section 8, entitled “E-mail, Chat and Instant Messaging”, of the Agreement are qualified by the following terms:
(i) For purposes of Section 4(a), FX Trading will only accept market orders as “Orders”; the foreign exchange functionality on Passport will accept market orders, requests for quotes, and dealable quotes as “Orders”. We reserve the right to change the parameters established for foreign exchange dealable quotes provided on Passport at any time and without notice to You.
(ii) In the event of any inconsistency with respect to the terms of a Transaction between either a Notice of Execution or daily reports of Transactions accessible through Morgan Stanley Client Link and a confirmation, the terms of the confirmation for the relevant Transaction shall prevail.
(iii) Notwithstanding the provisions set forth in Section 4(d), You may not cancel any Orders that You submit through Morgan Stanley Client Link. Morgan Stanley Client Link does not accept on-line cancellation requests.
(iv) For purposes of Section 4(e), You will be able to access through Morgan Stanley Client Link daily reports of all Transactions executed prior to the close of business on each business day on which You execute Transactions through such Service. You shall be deemed to have accepted the terms of all such Transactions unless You object to them by contacting Us by telephone by the close of trading on such business day.
(v) Notwithstanding the terms of Section 8, We may agree in advance to accept Orders from You that are sent to Us by e-mail or instant messaging. With respect to any Orders submitted to Us by e-mail or instant messaging , You agree to accept all risk related to the possibility that Your Order may be delayed, corrupted, or otherwise fail to reach Us in a timely manner in the form in which it was transmitted by You. In addition, You acknowledge that We will act upon Orders that We receive from You by e-mail or instant messaging only after such Orders have been reviewed and approved by an authorized person of Ours, who shall then, subject to the instructions contained in Your message, submit the trade for execution. You further acknowledge that Orders received by e-mail or instant messaging are subject to the rules contained in Section 4 of the Agreement, including Our ability to cancel such Orders in whole or in part for any reason.
(b) Third Party Foreign Exchange Services. Section 4, entitled “Placement of Orders; Objections”, shall be qualified in its entirety by the terms of any user guide and/or product information governing the use of a third party foreign exchange service, which terms shall govern Your use of such third party service to transact with Us to the extent that such terms may conflict with the provisions set forth in the Agreement or this Annex. In the event that the terms of the Agreement and this Annex that govern what rights We may assert in connection with Your use of any third party foreign exchange service are inconsistent with any third party beneficiary terms contained in the customer or user agreement that You have executed directly with a Vendor governing Your use of such third party service, the terms of this Agreement and Annex shall prevail.
B. Scope of Use. You shall be permitted to use the Services to enter into foreign exchange transactions with Us, and to access any information and content that We and/or any Vendor may provide on, through or in connection with the relevant Services (“Service Data”).
C. Service Fees. There are currently no service fees payable by You to Us for use of the Services.
D. Additional Software Provided. We are not providing You with any additional software in order to use the Services.
19. Futures Trading. To the extent that You choose to use the Services for the purposes of trading futures, You do so at Your own risk. We disclaim any responsibility or liability to You hereunder in connection with the performance or non-performance of the Services, and of Our obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond Our control including, but not limited to, the unscheduled closure of an exchange or market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution and/or trading facilities or other systems, it being understood that We shall be excused from performance of Our obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom.

Morgan Stanley
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered by its duly authorized representative as of the 24th day of March, 2009.

MORGAN STANLEY & CO. INCORPORATED		GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

By:		By:	/s/ Ashmead Pringle
	Name:		Name: Ashmead Pringle
	Title:		Title: President
	Date:		Date: 3/24/2009
Address: